Exhibit 10.27

ANGIOTECH PHARMACEUTICALS, INC.

2004 STOCK OPTION PLAN

1.

PURPOSE OF THE PLAN

Angiotech Pharmaceuticals, Inc. (the “Company”) hereby establishes a stock option plan for directors, officers and Service Providers (as defined below) of the Company and its subsidiaries, to be known as the “Angiotech Stock Option Plan” (the “Plan”). The purpose of the Plan is to give to directors, officers and Service Providers the opportunity to participate in the profitability of the Company by granting to such individuals options, exercisable over periods of up to five years as determined by the Board, to buy shares of the Company at a price at least equal to the market price prevailing on the date the option is granted.

2.

DEFINITIONS

In this Plan, the following terms shall have the following meanings:

2.1

“Associate” means an associate as defined in the Securities Act.

2.2

“Board” means the board of directors of the Company and any committees of the board of directors to which any or all authority, rights, powers, and discretion with respect to the Plan has been delegated.

2.3

“Change of Control” means the acquisition by any person or by any person and a Joint Actor, whether directly or indirectly, of voting securities of the Company, which, when added to all other voting securities of the Company at the time held by such person or by such person and a Joint Actor, totals for the first time not less than twenty percent (20%) of the outstanding voting securities of the Company.

2.4

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

2.5

“Company” means Angiotech Pharmaceuticals, Inc. and its successors.

2.6

“Disability” means any disability with respect to an Optionee which the Board, in its sole and unfettered discretion, considers likely to prevent permanently the Optionee from:

(a)

being employed or engaged by the Company, its subsidiaries or another employer, in a position the same as or similar to that in which he was last employed or engaged by the Company or its subsidiaries; or

(b)

acting as a director or officer of the Company or its subsidiaries, or

(c)

engaging in any substantial gainful activity by reason of any medically determinable mental or physical impairment that can be expected to result in death or which has lasted or can be expected to last a continual period of not less than 12 months.

IRWIN,WHITE & JENNINGS – ANGIOTECH 2004 STOCK OPTION PLAN

2.7

“Employee” means any person, including officers and directors, who is or is deemed to be an employee of the Company or any parent or subsidiary corporation of the Company.

2.8

“Exchange” means The Toronto Stock Exchange or, if the Shares are not listed on The Toronto Stock Exchange, on such other stock exchange on which the Shares are listed.

2.9

“Expiry Date” means the date set by the Board under Section 3.1 of the Plan, as the last date on which an Option may be exercised.

2.10

“Good Reason” means a situation where a Service Provider:

(a)

has incurred a material reduction in his or her authority or responsibility;

(b)

has incurred one or more reductions in his or her base compensation in the cumulative amount of five percent (5%) or more; or

(c)

has been notified that his principal place of work will be relocated by a distance of 80 kilometers or more, unless such new principal place of work is within 80 kilometers from his or her then current residence.

2.11

“Grant Date” means the date specified in an Option Agreement as the date on which an Option is granted.

2.12

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

2.13

“Insider” means:

(a)

an insider as defined in the Securities Act, other than a person who is an insider solely by virtue of being a director or senior officer of a subsidiary of the Company; and

(b)

an Associate of any person who is an insider under Subsection 2.13(a).

2.14

“Involuntary Termination” means:

(a)

the termination of a Service Provider’s employment or engagement by the Company, for any reason other than Cause or Disability, within the first 12 month period following a Change of Control; or

(b)

the voluntary resignation of a Service Provider for Good Reason within the first 12 month period following a Change of Control.

2.15

“Joint Actor” means a person acting jointly or in concert with an offeror, as defined in Section 91 of the Securities Act.

2.16

“Market Price” of Shares at any Grant Date means (i) the closing price per Share on The Toronto Stock Exchange for the last day Shares were traded prior to the Grant Date; or (ii) if the Shares are not listed on The Toronto Stock Exchange, the closing price per Share on such stock exchange on which the Shares are listed for the last day Shares were traded prior to the Grant Date, or (iii) if the Shares are not listed on any stock exchange, the price per Share on the over-the-counter market determined by dividing the aggregate sale price of the Shares sold by the total number of such Shares so sold on the applicable market for the last day prior to the Grant Date.

IRWIN,WHITE & JENNINGS – ANGIOTECH 2004 STOCK OPTION PLAN

2.17

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

2.18

“Option” means an option to purchase Shares granted pursuant to this Plan.

2.19

“Option Agreement” means an agreement, in the form attached hereto as Schedule “A”, whereby the Company grants to an Optionee an Option.

2.20

“Option Price” means the price per Share specified in an Option Agreement, adjusted from time to time in accordance with the provisions of Section 5.

2.21

“Option Shares” means the aggregate number of Shares which an Optionee may purchase under an Option.

2.22

“Optionee” means each of the directors, officers and Service Providers granted an Option pursuant to this Plan and their heirs, executors and administrators and, subject to the policies of the Exchange, an Optionee may also be a corporation wholly-owned by an individual eligible for an Option grant pursuant to this Plan.

2.23

“Plan” means this Angiotech 2004 Stock Option Plan.

2.24

“Securities Act” means the Securities Act, R.S.O. 1990, c.S.5, as amended, as at the date hereof.

2.25

“Service Provider” means:

(a)

an employee or Insider of the Company or any of its subsidiaries;

(b)

any other person or company engaged to provide ongoing management or consulting services for the Company, or for any entity controlled by the Company; and

(c)

any person who is providing ongoing management or consulting services to the Company or to any entity controlled by the Company indirectly through a company that is a Service Provider under Subsection 2.25(b); and

“Service Providers” means more than one (1) Service Provider.

2.26

“Shares” means the Common shares in the capital stock of the Company as constituted on the date of this Plan provided that, in the event of any adjustment pursuant to Section 5, “Shares” shall thereafter mean the shares or other property resulting from the events giving rise to the adjustment.

IRWIN,WHITE & JENNINGS – ANGIOTECH 2004 STOCK OPTION PLAN

2.27

“Unissued Option Shares” means the number of Shares, at a particular time, which have been allotted for issuance upon the exercise of an Option but which have not been issued, as adjusted from time to time in accordance with the provisions of Section 5, such adjustments to be cumulative.

2.28

“Vested” means that an Option has become exercisable in respect of a number of Option Shares by the Optionee pursuant to the terms of the Option Agreement.

2.29

“2001 Plan” means the Company’s 2001 Stock Option Plan adopted by the shareholders of the Company on March 6, 2001.

3.

GRANT OF OPTIONS

3.1

Option Terms

The Board may from time to time authorize the issue of Options to directors, officers and Service Providers of the Company and its subsidiaries on the terms and subject to the conditions set out in this Plan and any additional terms and conditions imposed by the Company and set out in the Option Agreement. Notwithstanding any terms imposed by the Company, the Option Price under each Option shall be not less than the Market Price on the Grant Date, the Expiry Date for each Option shall be set by the Board at the time of issue of the Option and shall not be more than five years after the Grant Date, and Options shall not be assignable (or transferable) by the Optionee. For greater clarity, the Board shall not be permitted to amend the Option Price except as set out in Section 5 of this Plan.

3.2

Limits on Shares Issuable on Exercise of Options

The maximum number of Shares which may be issuable pursuant to options granted under the Plan and the 2001 Plan shall be 4,980,135, subject to section 5.1, or such additional amount as may be approved from time to time by the shareholders of the Company. The number of shares issuable to any one Optionee under the Plan, together with all of the Company's other previously established or proposed share compensation arrangements, shall not exceed 5% of the total number of issued and outstanding shares on a non-diluted basis. The number of Shares which may be reserved for issue pursuant to options granted to Insiders under the Plan, together with all of the Company's other previously established and outstanding or proposed share compensation arrangements, in aggregate, shall not exceed 20% of the total number of issued and outstanding Shares on a non-diluted basis. The number of Shares which may be issuable under the Plan, together with all of the Company's other previously established and outstanding or proposed share compensation arrangements, within a one-year period:

(a)

in aggregate shall not exceed 20% of the outstanding issue; and

(b)

to any one Optionee who is an Insider and any Associates of such Insider, shall not exceed 5% of the outstanding issue.

For the purposes of this section, Shares issued pursuant to an entitlement granted prior to the grantee becoming an Insider may be excluded in determining the number of Shares issuable to Insiders. For the purposes of Subsections 3.2(a) and 3.2(b) above, “outstanding issue” is determined on the basis of the number of Shares that are outstanding immediately prior to the Share issuance in question, excluding Shares issued pursuant to Share compensation arrangements over the preceding one-year period.

IRWIN,WHITE & JENNINGS – ANGIOTECH 2004 STOCK OPTION PLAN

3.3

Option Agreements

Each Option shall be confirmed by the execution of an Option Agreement. Each Optionee shall have the option to purchase from the Company the Option Shares at the time and in the manner set out in the Plan and in the Option Agreement applicable to that Optionee. The execution of an Option Agreement shall constitute conclusive evidence that it has been completed in compliance with this Plan.

3.4

Accelerated Vesting

If at any time there is an Involuntary Termination of a Service Provider, the terms of Vesting applicable to any Options granted to the Service Provider shall be deemed to be satisfied and the Options shall be deemed to have been Vested. The Company may, by resolution of the Board, reduce or eliminate the terms of Vesting on any existing Options.

3.5

Certain Limitations Regarding Incentive Stock Options.

Incentive Stock Options shall be granted only to an individual who is an Employee and shall be subject to the following special limitations:

(a)

Limitation on Amount of Grants. As to all Incentive Stock Options granted under the terms of this Plan, to the extent that the aggregate fair market value of the stock (determined at the time the Incentive Stock Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company, a related corporation or a predecessor corporation) exceeds $100,000, such options shall be treated as Nonstatutory Stock Options. The previous sentence shall not apply if the US Internal Revenue Service issues a public rule, issues a private ruling to the Company, any Optionee or any legatee, personal representative or distributee of an Optionee or issues regulations changing or eliminating such annual limit. No such limitation shall apply to Nonstatutory Stock Options.

(b)

Grants to Ten Percent Shareholders. Incentive Stock Options may be granted a person owning more than 10% of the total combined voting power of all classes of stock of the Company and any parent or subsidiary corporation only if (i) the exercise price is at least 110% of the fair market value of the stock at the time of grant, and (ii) the option is not exercisable after the expiration of five years from the date of grant.

(c)

Notice of Disposition. Any Option which is issued as an Incentive Stock Option under this Plan, shall, notwithstanding any other provisions of this Plan or the terms of the Option to the contrary, contain all of the terms, conditions, restrictions, rights and limitations required to be an Incentive Stock Option, and any provision to the contrary shall be disregarded. The Board of Directors may require an Optionee to give the Company prompt notice of any disposition of Shares acquired by the exercise of an Incentive Stock Option prior to the expiration of two years after the Grant Date and one year from the date of exercise.

IRWIN,WHITE & JENNINGS – ANGIOTECH 2004 STOCK OPTION PLAN

(d)

Taxation of Incentive Stock Options. In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Optionee must hold the shares issued upon the exercise of an Incentive Stock Option for a minimum of two years after the date of grant of the Incentive Stock Option and one year from the date of exercise. An Optionee may be subject to U.S. alternative minimum tax at the time of exercise of an Incentive Stock Option.

3.6

Automatic Grants to non-Employee Directors

(a)

Each person who is or becomes a non-Employee director of the Company will automatically be granted, as of the date of such appointment or election, an option to purchase 10,000 Shares (the “Base Option”), provided that, within the one year prior to the date he or she became a non-Employee director, he or she had not been granted any other stock option by the Company (or an affiliate). On a semi annual basis thereafter, occurring at the time of the annual general meeting of the Company and December 1 each year, if he or she continues to be a non-Employee director of the Company, he or she will automatically be granted on each occurrence a further option to purchase 5,000 Shares. All options granted under this section shall be exercisable for a period of five years from the Grant Date (except as reduced in accordance with this Plan).

(b)

Notwithstanding the provisions for automatic grants of options set forth in section (a) above, if any particular automatic grant of an option would violate the requirements of Section 3.2 hereof, then the grant of such option shall be postponed until such time as the option can be granted without any violation of the provisions of this Plan.

4.

EXERCISE OF OPTION

4.1

 When Options May be Exercised

Subject to Sections 4.3 and 4.4, an Option may be exercised to purchase any number of Shares up to the number of Unissued Option Shares that have Vested at any time after the Grant Date up to 5:00 p.m. Vancouver time on the Expiry Date and shall not be exerciseable thereafter.

4.2

Manner of Exercise

The Option shall be exercisable by delivering to the Company a notice specifying the number of Shares in respect of which the Option is exercised together with payment in full of the Option Price for each such Share. Upon notice and payment there will be a binding contract for the issue of the Shares in respect of which the Option is exercised, upon and subject to the provisions of the Plan. Delivery of the Optionee's cheque payable to the Company in the amount of the Option Price shall constitute payment of the Option Price unless the cheque is not honoured upon presentation in which case the Option shall not have been validly exercised.

IRWIN,WHITE & JENNINGS – ANGIOTECH 2004 STOCK OPTION PLAN

4.3

Vesting of Option Shares

The Board may determine and impose terms upon which each Option shall become Vested in respect of Option Shares.

4.4

Termination of Employment or Affiliation

If an Optionee ceases to be a director, officer or Service Provider of the Company, his or her Option shall be exercisable as follows:

(a)

Death, Disability or Retirement. If the Optionee ceases to be a director, officer or Service Provider of the Company or a subsidiary of the Company, due to his or her death, Disability or retirement in accordance with the Company’s retirement policy in force from time to time, or, in the case of an Optionee that is a company, the death, Disability or retirement of the person who provides management or consulting services to the Company or to any entity controlled by the Company, the Option then held by the Optionee shall be exercisable to acquire Unissued Option Shares that have Vested at any time up to but not after the earlier of:

(i)

365 days after the date of death, Disability or retirement; and

(ii)

the Expiry Date;

(b)

Termination For Cause. If the Optionee, or the Optionee’s employer in the case of an Option granted to an Optionee who falls under the definition of Service Provider set out in Subsection 2.25(c), ceases to be a director, officer or Service Provider of the Company or a subsidiary of the Company as a result of termination for cause, as that term is interpreted by the courts of the jurisdiction in which the Optionee, any outstanding Option held by such Optionee on the date of such termination, whether in respect of Option Shares that are Vested or not, shall be cancelled as of the date of delivery of written notice of termination (and specifically without regard to the date any period of reasonable notice, if any, would expire).

(c)

Early Retirement, Voluntary Resignation or Termination Other than For Cause. If the Optionee, or the Optionee’s employer in the case of an Option granted to an Optionee who falls under the definition of Service Provider set out in Subsection 2.25(c), ceases to be a director, officer or Service Provider of the Company or a subsidiary of the Company due to his or her retirement at the request of his or her employer earlier than the normal retirement date under the Company’s retirement policy then in force, or due to his or her termination by the Company other than for cause, or due to his or her voluntary resignation, the Option then held by the Optionee shall be exercisable, subject to paragraph (d), to acquire Unissued Option Shares that have Vested at any time up to but not after the earlier of (i) the Expiry Date (ii) the date which is 30 days after the Optionee, or the Optionee’s employer in the case of an Option granted to an Optionee who falls under the definition of Service Provider set out in Subsection 2.25(c), the Optionee’s employer, ceases active employment as a director, officer or Service Provider of the Company or a subsidiary of the Company, and (iii) 30 days after the date of delivery of written notice of retirement, resignation or termination (and specifically without regard to the date any period of reasonable notice, if any, would expire).

IRWIN,WHITE & JENNINGS – ANGIOTECH 2004 STOCK OPTION PLAN

(d)

Blackout Period Allowance. For greater certainty, if at the time the Optionee ceases to be a director, officer or Service Provider due to early retirement, voluntary resignation or termination by the Company other than for cause there is a Blackout Period, or if at any time during the 30 day period set out in paragraphs 4.4(c)(ii) and (iii), there is a Blackout Period, then in calculating the time that the Option then held by the Optionee shall be exercisable to acquire any Unissed Option Shares that have Vested, the 30 days shall be in addition to any such Blackout Period. For the purposes of this Subsection 4.4 (d), “Blackout Period” means an interval of time during which the Company has determined that no Service Provider may trade any securities of the Company because they may be in possession of confidential information.

For greater certainty, an Option that had not become Vested in respect of certain Unissued Option Shares at the time that the relevant events referred to in Subsections 4.4 (a), (b), (c) or (d) occurred, shall not be or become exercisable in respect of such Unissued Option Shares and shall be cancelled.

Optionees who wish to rely on Subsection 4.4(a) upon retirement are alerted to the fact that in order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Optionee must, nothwithstanding the time period provided herein, exercise their Options not later than three months after ceasing active employment with the Company or a subsidiary of the Company.

4.5

Effect of a Take-Over Bid

If a bona fide offer (an “Offer”) for Shares is made to the Optionee or to shareholders of the Company generally or to a class of shareholders which includes the Optionee, which Offer, if accepted in whole or in part, would result in the offeror becoming a control person of the Company, within the meaning of Subsection 1(1) of the Securities Act, the Company shall, immediately upon receipt of notice of the Offer, notify each Optionee of full particulars of the Offer, whereupon all Option Shares subject to such Option will become Vested and the Option may be exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Option Shares received upon such exercise pursuant to the Offer. However, if:

(a)

the Offer is not completed within the time specified therein; or

(b)

all of the Option Shares tendered by the Optionee pursuant to the Offer are not taken up or paid for by the offeror in respect thereof,

IRWIN,WHITE & JENNINGS – ANGIOTECH 2004 STOCK OPTION PLAN

then the Option Shares received upon such exercise, or in the case of Subsection 4.5(b) above the Option Shares that are not taken up and paid for, shall be returned by the Optionee to the Company and reinstated as authorized but unissued Shares and, with respect to such returned Option Shares, the Option shall be reinstated as if it had not been exercised and the terms for such Option Shares becoming Vested shall be reinstated pursuant to Section 4.3. If any Option Share are returned to the Company under this Section 4.5, the Company shall immediately refund the exercise price to the Optionee for such Option Shares.

4.6

Acceleration of Expiry Date

If at any time when an Option granted under the Plan remains unexercised with respect to any Unissued Option Shares, an Offer is made by an offeror, the Board may, upon notifying each Optionee of full particulars of the Offer, declare that all Option Shares issuable upon the exercise of Options granted under the Plan be Vested and accelerate the Expiry Date for the exercise of all unexercised Options granted under the Plan so that all Options will either be exercised or expire prior to the date upon which Shares must be tendered pursuant to the Offer.

4.7

Effect of a Change of Control

If a Change of Control occurs, all Option Shares subject to each outstanding Option will become Vested, whereupon such Option may be exercised in whole or in part by the Optionee.

4.8

Exclusion From Severance Allowance, Retirement Allowance or Termination Settlement

If the Optionee, or the Optionee’s employer in the case of an Option granted to an Optionee who falls under the definition of Service Provider set out in Subsection 2.25(c), retires, resigns or is terminated from employment or engagement with the Company or any subsidiary of the Company, the loss or limitation, if any, pursuant to the Option Agreement with respect to the right to purchase Option Shares which were not Vested at that time or which, if Vested, were cancelled, shall not give rise to any right to damages and shall not be included in the calculation of nor form any part of any severance allowance, retiring allowance or termination settlement of any kind whatsoever in respect of such Optionee.

4.9

Shares Not Acquired

Any Unissued Option Shares not acquired by an Optionee under an Option which has expired may be made the subject of a further Option pursuant to the provisions of the Plan.

5.

ADJUSTMENT OF OPTION PRICE AND NUMBER OF OPTION SHARES

5.1

Share Reorganization

Whenever the Company issues Shares to all or substantially all holders of Shares by way of a stock dividend or other distribution, or subdivides all outstanding Shares into a greater number of Shares, or combines or consolidates all outstanding Shares into a lesser number of Shares (each of such events being herein called a “Share Reorganization”), then effective immediately after the record date for such dividend or other distribution or the effective date of such subdivision, combination or consolidation, for each Option:

IRWIN,WHITE & JENNINGS – ANGIOTECH 2004 STOCK OPTION PLAN

(a)

the Option Price will be adjusted to a price per Share which is the product of:

(i)

the Option Price in effect immediately before that effective date or record date; and

(ii)

a fraction the numerator of which is the total number of Shares outstanding on that effective date or record date before giving effect to the Share Reorganization, and the denominator of which is the total number of Shares that are or would be outstanding immediately after such effective date or record date after giving effect to the Share Reorganization; and

(b)

the number of Unissued Option Shares will be adjusted by multiplying (i) the number of Unissued Option Shares immediately before such effective date or record date by (ii) a fraction which is the reciprocal of the fraction described in paragraph 5.1 (a)(ii).

5.2

Special Distribution

Subject to the prior approval of the Exchange, whenever the Company issues by way of a dividend or otherwise distributes to all or substantially all holders of Shares;

(a)

shares of the Company, other than the Shares;

(b)

evidences of indebtedness;

(c)

any cash or other assets, excluding cash dividends (other than cash dividends which the Board has determined to be outside the normal course); or

(d)

rights, options or warrants;

then to the extent that such dividend or distribution does not constitute a Share Reorganization (any of such non-excluded events being herein called a “Special Distribution”), and effective immediately after the record date at which holders of Shares are determined for purposes of the Special Distribution, for each Option the Option Price will be reduced, and the number of Unissued Option Shares will be correspondingly increased, by such amount, if any, as is determined by the Board in its sole and unfettered discretion to be appropriate in order to properly reflect any diminution in value of the Shares as a result of such Special Distribution.

5.3

Corporate Organization

Whenever there is:

(a)

a reclassification of outstanding Shares, a change of Shares into other shares or securities, or any other capital reorganization of the Company, other than as described in Sections 5.1 or 5.2;

IRWIN,WHITE & JENNINGS – ANGIOTECH 2004 STOCK OPTION PLAN

(b)

a consolidation, merger or amalgamation of the Company with or into another corporation resulting in a reclassification of outstanding Shares into other shares or securities or a change of Shares into other shares or securities; or

(c)

a transaction whereby all or substantially all of the Company's undertaking and assets become the property of another corporation;

(any such event being herein called a “Corporate Reorganization”) the Optionee will have an option to purchase (at the times, for the consideration and subject to the terms and conditions set out in the Plan) and will accept on the exercise of such option, in lieu of the Unissued Option Shares which he or she would otherwise have been entitled to purchase, the kind and amount of shares or other securities or property that he or she would have been entitled to receive as a result of the Corporate Reorganization if, on the effective date thereof, he or she had been the holder of all Unissued Option Shares or, if appropriate, as otherwise determined by the Board.

5.4

Determination of Option Price and Number of Unissued Option Shares

If any questions arise at any time with respect to the Option Price or number of Unissued Option Shares deliverable upon exercise of an Option following a Share Reorganization, Special Distribution or Corporate Reorganization, such questions shall be conclusively determined by the Company’s auditors or, if the Company’s auditors decline to so act, any other firm of Chartered Accountants in Vancouver, British Columbia that the Board may designate and who will have access to all appropriate records, and such determination will be binding upon the Company and all Optionees.

5.5

Regulatory Approval

Any adjustment to the Option Price or the number of unissued Option Shares purchasable under the Plan pursuant to the operation of any one of Sections 5.1, 5.2 or 5.3 is subject to the approval of the Exchange and any other governmental authority having jurisdiction. The Company acknowledges that, for the pupose of certain Optionees obtaining certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, no adjustments provided in this Section 5 will result in the excess aggregate value of the outstanding Incentive Stock Options under Section 422 of the Code, after the adjustments provided for in this Section 5 having occurred, being greater than the excess aggregate value of the outstanding Incentive Stock Options before the adjustments provided for in this Section 5 are made, and the adjustments provided for in this Section 5 do not give the Optionee any additional benefits that he or she did not have before the adjustments provided for in this Section 5 were made.

6.

MISCELLANEOUS

6.1

Right to Employment

Neither this Plan nor any of the provisions hereof shall confer upon any Optionee any right with respect to employment, engagement or appointment or continued employment, engagement or appointment with the Company or any subsidiary of the Company or interfere in any way with the right of the Company or any subsidiary of the Company to terminate such employment, engagement or appointment.

IRWIN,WHITE & JENNINGS – ANGIOTECH 2004 STOCK OPTION PLAN

6.2

Necessary Approvals

The Plan shall be effective only upon the approval of the shareholders of the Company at the extraordinary general meeting of the Company’s shareholders on January 20, 2004. The obligation of the Company to sell and deliver Shares in accordance with the Plan is subject to the approval of the Exchange and any governmental authority having jurisdiction. If any Shares cannot be issued to any Optionee for any reason, including, without limitation, the failure to obtain such approval, then the obligation of the Company to issue such Shares shall terminate and any Option Price paid by an Optionee to the Company shall be immediately refunded to the Optionee by the Company.

6.3

Administration of the Plan

The Board shall, without limitation, have full and final authority in its discretion, but subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable in respect of the Plan. Except as set forth in Section 5.4, the interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. Administration of the Plan shall be the responsibility of the appropriate officers of the Company and all costs in respect thereof shall be paid by the Company.

6.4

Income Taxes

As a condition of and prior to participation in the Plan, any Optionee shall on request authorize the Company in writing to withhold from any remuneration otherwise payable to him or her any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of his or her participation in the Plan.

6.5

Amendments to the Plan

The Board may from time to time, subject to applicable law and to the prior approval, if required, of the Exchange or any other regulatory body having authority over the Company or the Plan, suspend, terminate or discontinue the Plan at any time, or amend or revise the terms of the Plan or of any Option granted under the Plan and the Option Agreement relating thereto, provided that no such amendment, revision, suspension, termination or discontinuance shall in any manner adversely affect any Option previously granted to an Optionee under the Plan without the consent of that Optionee. Nothwithstanding this Section 6.5, the Board shall not be permitted to amend the Option Price except as set out in Section 5 of this Plan.

6.6

2001 Stock Option Plan

All option agreements entered into under the 2001 Plan shall continue to be governed by the terms of the 2001 Plan. Under the 2001 Plan, 3,827,200 Shares were issuable upon exercise of the options granted under the 2001 Plan as at the time grants under the 2001 Plan ceased, being the effective date of this Plan.

6.7

Form of Notice

A notice given to the Company shall be in writing, signed by the Optionee and delivered to the Secretary of the Company.

IRWIN,WHITE & JENNINGS – ANGIOTECH 2004 STOCK OPTION PLAN

6.8

No Representation or Warranty

The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.

6.9

Compliance with Applicable Law

If any provision of the Plan or any Option Agreement contravenes any law or any order, policy, by-law or regulation of any regulatory body or Exchange having authority over the Company or the Plan, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

6.10

No Assignment

No Optionee may assign any of his or her rights under the Plan.

6.11

Rights of Optionees

An Optionee shall have no rights whatsoever as a shareholder of the Company in respect of any of the Unissued Option Shares (including, without limitation, voting rights or any right to receive dividends, warrants or rights under any rights offering).

6.12

Conflict

In the event of any conflict between the provisions of this Plan and an Option Agreement, the provisions of this Plan shall govern.

6.13

Governing Law

The Plan and each Option Agreement issued pursuant to the Plan shall be governed by the laws of the Province of British Columbia.

6.14

Time of Essence

Time is of the essence of this Plan and of each Option Agreement. No extension of time will be deemed to be, or to operate as, a waiver that time is to be of the essence.

6.15

Entire Agreement

This Plan and the Option Agreement sets out the entire agreement between the Company and the Optionees relative to the subject matter hereof and supersedes all prior agreements, undertakings and understandings, whether oral or written.

Approved at the Extraordinary General Meeting of the Company on January 20, 2004.

IRWIN,WHITE & JENNINGS – ANGIOTECH 2004 STOCK OPTION PLAN

SCHEDULE “A”

ANGIOTECH PHARMACEUTICALS, INC.

2004 STOCK OPTION PLAN

OPTION AGREEMENT

This Option Agreement is entered into between Angiotech Pharmaceuticals, Inc. (“the Company”) and the Optionee named below pursuant to the Company 2004 Stock Option Plan (the “Plan”), a copy of which is attached hereto, and confirms that:

1.

on _________________, ______ (the “Grant Date”);

2.

________________________________ (the “Optionee”);

3.

was granted the option (the “Option”) to purchase ____________ Common Shares (the “Option Shares”) of the Company;

4.

for the price (the “Option Price”) of $__________ per share;

5.

which shall be exercisable (“Vested”) in whole or in part in the following amounts on or after the following dates:

_________________________________________________________________.

6.

terminating on the ______________________, ________ (the “Expiry Date”);

7.

on the terms and subject to the conditions set out in the Plan and the following conditions imposed by the Board:

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

For greater certainty, once Option Shares have become Vested, they continue to be exercisable until the termination or cancellation thereof as provided in this Option Agreement and the Plan.

The Optionee acknowledges that while the Plan does not permit Options representing more than 5% of the issued and outstanding shares of the Company on a non-diluted basis be granted to an Insider, the Insider may, because of other shareholdings, hold more than 10% of the Company’s issued and outstanding shares. The Optionee further acknowledges that in the event the Optionee owns more than 10% of the Company’s issued and outstanding shares, the Optionee may be a “specified shareholder” as defined in the Income Tax Act (Canada) R.S.C. 1985, c.1 (5th Supp.) (the “Act”) and that one consequence of “specified shareholder” status is that the Optionee will not be able to defer tax on the employee stock option benefit upon the exercise of his or her Options, as otherwise provided by draft amendments to the Act released on December 21, 2000.

IRWIN,WHITE & JENNINGS – ANGIOTECH 2004 STOCK OPTION PLAN

By signing this Option Agreement, the Optionee acknowledges that the Optionee has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Option Agreement as of the _____ day of ______________, ___________.

________________________________	ANGIOTECH PHARMACEUTICALS, INC.
OPTIONEE
By:_______________________________
Authorized Signatory
By: ____________________________
Authorized Signatory

IRWIN,WHITE & JENNINGS – ANGIOTECH 2004 STOCK OPTION PLAN